Exhibit 10.2


                                                                EXECUTION COPY



                               PARENT GUARANTEE


         PARENT GUARANTEE, dated as of April 25, 2005, made among Global Signal Inc., a Delaware corporation ("Global Signal") and Global Signal Operating Partnership, L.P., a Delaware limited partnership ("GSOP", and together with Global Signal, the "Guarantors"), and Morgan Stanley Asset Funding Inc., as collateral agent (the "Collateral Agent") for the lenders under the Credit Agreement referred to below.

                                   RECITALS

         Pursuant to the Acquisition Credit Agreement, dated as of April 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Global Signal Acquisitions LLC (the "Borrower"), Morgan Stanley Asset Funding Inc., as administrative agent and collateral agent, and the lenders from time to time parties to the Credit Agreement (the "Lenders"), the Lenders have agreed to make loans to the Borrower upon the terms and subject to the conditions set forth therein, such loans to be evidenced by the Acquisition Notes issued by the Borrower thereunder. As of the date hereof, the Guarantors own, directly or indirectly, 100% of the equity interests of the Borrower. The Guarantors will derive substantial direct and indirect benefit from the making of the loans to the Borrower under the Credit Agreement. It is a condition precedent to the obligation of the Lenders to make loans to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Parent Guarantee to the Collateral Agent.

         NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to induce the Lenders to make loans to the Borrower under the Credit Agreement, the Guarantors hereby agree with the Collateral Agent for the benefit of the Agents and the Lenders as follows:

         1. Defined Terms.

         (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. In addition, the following terms shall have the following meaning:

                     "Carl Lewis" means Sprint Corporation, a Kansas corporation, together with certain Subsidiaries thereof or one or more newly formed Subsidiaries of Sprint Corporation to be party to the Carl Lewis Transaction Agreement, as the context may require.

                     "Carl Lewis Indebtedness" means, as to any Person at any date, Indebtedness of such Person incurred in connection with the consummation of the Carl Lewis Transaction; provided, however, that such Indebtedness is incurred under a financing or other financial accommodation provided to such Person by Bank of America, N.A., or any of its Affiliates, and Morgan Stanley Asset Funding Inc., or any of its Affiliates.

                     "Carl Lewis Transaction" means a transaction in which one or more Subsidiaries of the Guarantors (as a designee of Global Signal) acquires a 32-year master lease of, or right to operate, approximately sixty-six hundred Towers (as that term is defined in the Carl Lewis Transaction Agreement) and related co-location agreements from Carl Lewis pursuant to the Carl Lewis Transaction Agreement.

                     "Carl Lewis Transaction Agreement" means the Agreement to Contribute, Lease and Sublease, dated February 14, 2005, between Global Signal and Carl Lewis pursuant to which Global Signal and Carl Lewis agree to consummate the Carl Lewis Transaction.

                     "Consolidated Indebtedness" means, for the definition of Global Signal Default only, any Person and its consolidated Subsidiaries at such time, the aggregate Indebtedness (as defined in the GSOP Credit Agreement) of such Person and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

                     "Consolidated EBITDA" means, for the definition of Global Signal Default only, with respect to Global Signal and its consolidated Subsidiaries for any period of determination, the sum (determined on a consolidated basis), without duplication, of (a) net income for such period, plus (b) amortization, accretion and depreciation for such period, plus (c) interest expense (determined in accordance with GAAP) for such period, plus (d) actual taxes based on income for such period, plus (e) extraordinary losses for such period, including losses on early extinguishment of debt, minus (f) extraordinary gains for such period, plus (g) losses on foreign currency exchange for such period, minus (h) gains on foreign currency exchange for such period, plus (i) non-cash charges associated with stock based compensation expense, plus (j) non-cash accrued straight-line rent expense recorded under SFA 13. For purposes of clauses (b) through (j) above, such amounts shall be deducted from, or added to, net income, in each case only to the extent such amounts were included in the calculation of net income.

                     "Excluded Subsidiary" means each of the Borrower, Global Signal Acquisitions II LLC, Global Signal Holdings I LLC, Global Signal Holdings II LLC, Global Signal Holdings III LLC, Global Signal Services LLC, Towers Finco LLC and Towers Finco II LLC, Pinnacle Towers and each of their respective Subsidiaries.

                     "Excluded Subsidiaries" means, collectively, each Excluded Subsidiary.

                     "Global Signal Default" means any of the following:

                (i) at any time, the Consolidated Indebtedness of Global Signal and its consolidated Subsidiaries shall exceed $1,005,000,000, or after taking into effect any Carl Lewis Indebtedness, $1,800,000,000; provided that any such Carl Lewis Indebtedness is permitted pursuant to the GSOP Credit Agreement, which amount shall be inclusive of all Consolidated Indebtedness with respect to the securitization of any Towers of Global Signal and/or its Subsidiaries;

                (ii) at any time, the ratio of (1) Debt for Borrowed Money of Global Signal and its Subsidiaries on a consolidated basis at such time to (2) Consolidated EBITDA for the period of 12 consecutive calendar months ended at or most recently prior to such time shall be greater than 7.00:1.00, or after taking into effect any Carl Lewis Indebtedness, 7.65:1.00; provided that any such Carl Lewis Indebtedness is permitted pursuant to the GSOP Credit Agreement; provided, further that the calculation of Consolidated EBITDA shall be adjusted to annualize the financial results of Towers owned, leased or managed for less than one year as follows: (A) the Consolidated EBITDA attributed to any Tower owned, leased or managed for less than one year but greater than or equal to one month shall be the Consolidated EBITDA attributed to such Tower for the period commencing on the date of the Acquisition of such Tower through the last day of the most recently completed month times, a fraction, the numerator of which is 12 and the denominator of which is the number of calendar months completed since the date of such Acquisition, and (B) the Consolidated EBITDA for Towers owned for less than one month shall be the estimated annual Consolidated EBITDA for such Towers based upon the budgeted annualized results of such Towers determined in a manner reasonably acceptable to Morgan Stanley Asset Funding Inc., as administrative agent, and adjusted to reflect the financial results of such Towers on a consolidated basis (as opposed to a stand-alone per Tower basis); and

                (iii) Global Signal or any of its Subsidiaries shall fail to timely file all tax returns that are required to be filed by it or timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided;

     provided, however, that capitalized terms used in this definition (except for Consolidated EBITDA and Consolidated Indebtedness) shall have the meaning given to them in the GSOP Credit Agreement.

                     "GSOP Credit Agreement" means the GSOP Credit Agreement as defined in the Credit Agreement as in effect as of the date hereof, without giving effect to any amendment, waiver or other modifications unless approved in writing by the Administrative Agent or the Required Lenders.

                     "Guarantee Obligations" has the meaning given that term in the GSOP Credit Agreement.

                     "Indebtedness" has the meaning given that term in the GSOP Credit Agreement.

                     "Intercompany Note" means an intercompany note in favor of a Guarantor in the amount equal to any loans made by a Guarantor to any directly owned Subsidiary pursuant to Section 11(d), in each case in form and substance reasonably satisfactory to the Administrative Agent.

                     "Leased Property" means all real property that is leased or occupied pursuant to an easement by a Guarantor and its respective Subsidiaries, in each case, together with all fixtures and appurtenances thereon.

                     "Pinnacle Towers" means Pinnacle Towers Acquisition Holdings LLC, a Delaware limited liability company.

                     "Pinnacle Towers Securitization Agreement" means the Amended and Restated Loan and Security Agreement dated as of December 7, 2004 by and among Pinnacle Towers, the other borrower parties and Towers Finco II LLC, as lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                     "Tower" means (i) any wireless communication towers owned, leased or managed (or to be owned, leased or managed) by a Guarantor or its Subsidiaries, including any rooftop or other sites owned, leased or managed by a Guarantor or its Subsidiaries, together with any real estate, fixtures and appurtenances that accompany the towers, rooftops or other sites, and (ii) any fee simple interest or long-term easement in or on any real property on which wireless communications are built.

                     "Tower Properties" mean any fee interest, leasehold interest or easement interest in any real property that supports a Tower.

         (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Parent Guarantee shall refer to this Parent Guarantee as a whole and not to any particular provision of this Parent Guarantee, and section and paragraph references are to this Parent Guarantee unless otherwise specified.

         (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Guarantee.

         (a) Each Guarantor hereby jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent (on behalf of and for the benefit of the Agents and the Lenders) and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and each other Loan Party when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) (together with all fees, costs and expenses described in Section 2(c) below being hereinafter collectively called the "Guaranteed Liabilities")

         (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

         (c) Each Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Collateral Agent in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Liabilities and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Parent Guarantee. This Parent Guarantee shall remain in full force and effect until the Guaranteed Liabilities are paid in full and the Acquisition Loan Commitment is terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Guaranteed Liabilities.

         (d) Each Guarantor agrees that the Guaranteed Liabilities may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Parent Guarantee or affecting the rights and remedies of the Collateral Agent hereunder.

         (e) No payment or payments made by the Borrower, any Guarantor, any other Loan Party or any other guarantor or any other Person or received or collected by the Collateral Agent from the Borrower, any Guarantor, any other Loan Party or any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Liabilities shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments other than payments received or collected from such Guarantor in respect of the Guaranteed Liabilities, remain liable for the Guaranteed Liabilities up to the maximum liability of such Guarantor hereunder until the Guaranteed Liabilities are paid in full and the Acquisition Loan Commitment is terminated.

         3. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Guarantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time without notice to such Guarantor, any such notice being expressly waived by such Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Collateral Agent may elect, against and on account of the obligations and liabilities of such Guarantor to the Collateral Agent hereunder and claims of every nature and description of the Collateral Agent against such Guarantor, in any currency, arising hereunder, under the Credit Agreement, the Acquisition Notes or any other Loan Document, as the Collateral Agent may elect, whether or not the Collateral Agent has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent shall notify the Guarantors promptly of any such set-off and the application made by the Collateral Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent may have.

         4. No Subrogation. Notwithstanding any payment or payments made by the Guarantors hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Lender against the Borrower or other guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Lender for the payment of the Guaranteed Liabilities, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Loan Party or any guarantor in respect of payments made by such Guarantor hereunder, in each case until all amounts owing to the Lenders and the Agents by the Borrower on account of the Guaranteed Liabilities are paid in full and the Acquisition Loan Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Liabilities shall not have been paid in full and the Acquisition Loan Commitments shall not have terminated, such amount shall be held by such Guarantor in trust for the Collateral Agent (on behalf of the Agents and the Lenders), segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Guaranteed Liabilities, whether matured or unmatured, in such order as the Collateral Agent may determine.

         5. Amendments, Etc. with Respect to the Guaranteed Liabilities; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor and without notice to or further assent by such Guarantor, any demand for payment of any of the Guaranteed Liabilities made by the Collateral Agent, the Administrative Agent or any Lender may be rescinded by the Collateral Agent, the Administrative Agent or such Lender, as the case may be, and any of the Guaranteed Liabilities continued, and the Guaranteed Liabilities, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent, and the Credit Agreement, the Acquisition Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent, the Administrative Agent and/or the Lenders may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent, the Administrative Agent or any Lender for the payment of the Guaranteed Liabilities may be sold, exchanged, waived, surrendered or released. The Collateral Agent shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Liabilities or for this Parent Guarantee or any property subject thereto. When making any demand hereunder against any Guarantor, the Collateral Agent may, but shall be under no obligation to, make a similar demand on the Borrower or any other Loan Party or guarantor, and any failure by the Collateral Agent to make any such demand or to collect any payments from the Borrower or any such other Loan Party or guarantor or any release of the Borrower or such other Loan Party or guarantor shall not relieve such Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent against such Guarantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

         6. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Liabilities and notice of or proof of reliance by the Collateral Agent, the Administrative Agent or any Lender upon this Parent Guarantee or acceptance of this Parent Guarantee or the Guaranteed Liabilities, and any of them shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Parent Guarantee; and all dealings between the Borrower, any Guarantor and/or any other Loan Party, on the one hand, and the Collateral Agent, the Administrative Agent and/or any Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Parent Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, any Guarantor or any other Loan Party with respect to the Guaranteed Liabilities. Each Guarantor understands and agrees that this Parent Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment, without regard to (a) the validity, regularity or enforceability of the Credit Agreement, the Acquisition Notes or any other Loan Document, any of the Guaranteed Liabilities or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent, the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Loan Party against the Collateral Agent, the Administrative Agent or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, any Guarantor or any other Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Loan Party for the Guaranteed Liabilities, or of any Guarantor under this Parent Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower, any other Loan Party or any other Person or against any collateral security or guarantee for the Guaranteed Liabilities or any right of offset with respect thereto, and any failure by the Collateral Agent (or the Administrative Agent or any Lender) to pursue such other rights or remedies or to collect any payments from the Borrower, any other Loan Party or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Loan Party or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent against any Guarantor. This Parent Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to be benefit of the Collateral Agent and its successors, indorsees, transferees and assigns, until all of the Guaranteed Liabilities shall have been satisfied by payment in full and the Acquisition Loan Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower and the other Loan Parties may be free from any of the Guaranteed Liabilities.

         7. Reinstatement. This Parent Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Liabilities is rescinded or must otherwise be restored or returned by the Collateral Agent, the Administrative Agent or the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, any other Loan Party, any Guarantor or any other guarantor of the Guaranteed Liabilities, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, any Loan Party or any Guarantor or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

         8. Not Affected by Bankruptcy. Notwithstanding any modification, discharge or extension of the Guaranteed Liabilities or any amendment, modification, stay or cure of the Collateral Agent's, the Administrative Agent's or any Lender's rights which may occur in any bankruptcy or reorganization case or proceeding against the Borrower, any other Loan Party or any Guarantor or any other guarantor, whether permanent or temporary, and whether or not assented to by the Collateral Agent, the Administrative Agent or the Lenders, each Guarantor hereby agrees that it shall be obligated hereunder to pay and perform all of its obligations under this Parent Guarantee in accordance with its terms (without regard to any such modification, discharge or extension of the Guaranteed Liabilities of the Borrower or any other Loan Party or such other guarantor thereunder). Without in any way limiting the generality of the foregoing, any subsequent modification of the Guaranteed Liabilities in any reorganization case concerning the Borrower or any other Loan Party (other than such Guarantor) shall not affect the obligation of such Guarantor to pay and perform the Guaranteed Liabilities in accordance with the original terms thereof.

         9. Payments. Each Guarantor hereby agrees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in U.S. Dollars at the office of the Collateral Agent specified in Section 10.2 of the Credit Agreement.

         10. Representations and Warranties. Each Guarantor hereby makes each of the representations and warranties set forth in Sections 4.6, 4.7, 4.9, 4.10, 4.11, 4.13, 4.17 and 4.21(g) of the Credit Agreement with respect to itself and its Subsidiaries (other than the Borrower and its Subsidiaries), mutatis mutandis. Global Signal further makes the representations and warranties set forth in Section 4.1(a) of the Credit Agreement. In addition, each Guarantor hereby represents and warrants that:

         (a) each of it and its consolidated Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite corporate, company or partnership power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (iv) is in compliance with all Requirements of Law, except, other than with respect to due organization and valid existence, to the extent that the failure to comply with any of the foregoing is not, in the aggregate, reasonably expected to have a Material Adverse Effect;

         (b) it has the corporate, limited liability company or partnership power and authority, as the case may be, and the legal right, to make, deliver and perform this Parent Guarantee and has taken all necessary corporate, limited liability company or partnership action, as the case may be, to authorize the execution, delivery and performance of this Parent Guarantee. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Parent Guarantee. This Parent Guarantee has been duly executed and delivered on behalf of such Guarantor. This Parent Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

         (c) the execution, delivery and performance of this Parent Guarantee will not violate any Requirement of Law or Contractual Obligation of such Guarantor or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens created by the Security Documents in favor of the Collateral Agent for the benefit of the Agents and the Lenders);

         (d) no consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Parent Guarantee;

         (e) Global Signal has not engaged in any material "prohibited transactions" as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. Global Signal is for its current "tax year" (as defined in the Code) and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year;

         (f) neither Global Signal, nor any other Guarantor nor any of their respective Subsidiaries is engaged in any unfair labor practice which is reasonably expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending or, to the best knowledge of the Guarantor, threatened against Global Signal, any other Guarantor or any of their respective Subsidiaries before the National Labor Relations Board which is reasonably expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best the knowledge of each Guarantor, threatened against Global Signal, any other Guarantor or any of their respective Subsidiaries; and (c) no union representation question existing with respect to employees of Global Signal, any other Guarantor or any of their respective Subsidiaries and no union organizing activities are taking place with respect to any thereof; and

         (g) Global Signal, each other Guarantor and each of their respective Subsidiaries have, with respect to their respective properties and businesses, insurance maintained with financially sound and reputable insurance companies in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by it on the date of each borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been true as of such date).

         11. Covenants. Each Guarantor hereby covenants and agrees with the Collateral Agent that, from and after the date of this Parent Guarantee until the Guaranteed Liabilities are paid in full and the Acquisition Loan Commitments are terminated:

         (a) Financial Information.

                (i) Global Signal shall, as soon as practical, but in any event within 95 days after the end of each fiscal year of Global Signal commencing with the year ending on December 31, 2004, deliver to the Agents and the Lenders a copy of the consolidated balance sheet of Global Signal and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent registered public accountants of nationally recognized standing;

                (ii) Global Signal shall, as soon as practical, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of Global Signal commencing with the quarterly period ending on March 31, 2005, deliver to the Agents and the Lenders the unaudited consolidated balance sheet of Global Signal and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of Global Signal and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the equivalent figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year end audit adjustments);

                (iii) Global Signal shall, concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) of this Section, deliver to the Agents and the Lenders a certificate of a Responsible Officer of Global Signal stating that, to the best of such Responsible Officer's knowledge, each of the Loan Parties during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and

                (iv) Global Signal shall deliver to the Agents and the Lenders (to the extent not available on Global Signal's website www.gsignal.com)
     (A) within five days after the same are sent, copies of all financial statements and reports which Global Signal sends to its stockholders, (B) within five days after the same are filed, copies of all financial statements and reports which Global Signal may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority, and (C) such other additional financial information that the Agents or any Lender may from time to time reasonably request;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (except for, in the case of any unaudited financial statements, the absence of footnotes and normal year-end adjustments) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). Neither Global Signal nor any of its Subsidiaries shall fail to timely file all tax returns that are required to be filed by it or timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

         (b) Global Signal Default. Global Signal shall not, and shall not permit any of its Subsidiaries to, cause, or permit to exist, a Global Signal Default.

         (c) Maintenance of Property; Insurance. Each Guarantor and its Subsidiaries (other than Excluded Subsidiaries) shall (i) keep all of their respective property that is material to the condition of their respective businesses in good working order and condition, ordinary wear and tear excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all of their respective property in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar businesses, and (iii) furnish to the Collateral Agent, upon written request, information as to the insurance carried in reasonable detail.

         (d) Notices. Each Guarantor shall, upon any officer thereof obtaining knowledge of any of the following, promptly give the Collateral Agent notice of:

                (i) the occurrence of any Default or Event of Default;

                (ii) any (A) default or event of default under any Contractual Obligation of such Guarantor or any of their respective Subsidiaries, to the extent known by such Guarantor or (B) litigation, investigation or proceeding which may exist at any time between such Guarantor or any of their respective Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, is reasonably expected to have a Material Adverse Effect;

                (iii) any litigation or proceeding affecting such Guarantor or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought that, if enforced, would be of similar impact;

                (iv) the following events, as soon as possible and in any event within 30 days after such Guarantor knows or has reason to know thereof: (A) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (B) the institution of proceedings or the taking of any other action by the PBGC or such Guarantor or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                (v) any development or event which has had or is reasonably expected to have a Material Adverse Effect.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of such Guarantor providing such notice setting forth details of the occurrence referred to therein and stating what action is proposed to be taken with respect thereto.

         (e) Environmental Matters. Each Guarantor and its Subsidiaries shall comply with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do any of the foregoing could not be reasonably expected to have a Material Adverse Effect.

         (f) [reserved].

         (g) Fundamental Changes of Global Signal. Global Signal shall not convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets.

         (h) Fundamental Changes of GSOP. Neither GSOP nor any of its Subsidiaries shall enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or enter into any business, either directly or through any Subsidiary (except for those businesses in which GSOP or any of its Subsidiaries are engaged, or proposed to be engaged, on the date hereof or which are directly related hereto), except:

                     (i) any such Subsidiary may be merged or consolidated with or into GSOP (provided that the GSOP shall be the continuing or surviving entity) or with or into any one or more wholly owned Subsidiaries of GSOP (provided that such wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving entity);

                     (ii) any such Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to GSOP or any other wholly owned Subsidiary of GSOP;

                     (iii) the merger of GSOP or any such Subsidiary of GSOP with or into Global Signal or a Subsidiary of Global Signal so long as each Lender determines (in its sole discretion) that such merger is not adverse to its interests and provides written notice of the same to GSOP;

                     (iv) the merger of any such Subsidiary with or into another Person pursuant to an Acquisition, provided that concurrently therewith the requirements of Section 6.11(b) of the GSOP Credit Agreement with respect thereto are satisfied; and

                     (v) the dissolution of Concorde Swindon Limited.

         (i) Limitation on Negative Pledges. GSOP shall not, and shall not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, enter into with any Person any agreement, other than the Loan Documents, which prohibits or limits the ability of GSOP or any of its Subsidiaries (other than Excluded Subsidiaries) to create, incur, assume or suffer to exist any Lien on any of its property, assets or revenues, whether now owned or hereafter acquired, except as required under the Pinnacle Towers Securitization Agreement.

         (j) Limitation on Guarantee Obligations. GSOP shall not, or shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Guarantee Obligation, other than (i) this Parent Guarantee, (ii) Guarantee Obligations to third parties in respect of liabilities (other than Indebtedness) of Subsidiaries of GSOP incurred in the ordinary course of business, (iii) Guarantee Obligations of any Excluded Subsidiaries, (iv) any Subsidiary Guarantee under the Credit Agreement and (v) Guarantee Obligations in respect of any Carl Lewis Indebtedness.

         (k) Limitation on Indebtedness. GSOP shall not, nor shall GSOP permit any of its Subsidiaries (other than Excluded Subsidiaries) to, create, incur, assume or suffer to exist any Indebtedness, except:

                     (i) Indebtedness of GSOP under this Parent Guarantee;

                     (ii) Indebtedness of GSOP under the GSOP Credit
         Agreement;

                     (iii) Indebtedness of GSOP or any of its Subsidiaries to GSOP or any of its Subsidiaries, provided that such Indebtedness of any directly owned Subsidiary to GSOP is evidenced by an Intercompany Note and pledged to the Collateral Agent and subordinated to the Obligations on terms and conditions reasonably satisfactory to the Required Lenders;

                     (iv) [reserved];

                     (v) [reserved];

                     (vi) any Guarantee Obligation permitted under Section
         11(j);

                     (vii) earnouts payable to the seller party in connection with any Acquisition; and

                     (viii) any Indebtedness of Pinnacle Towers Limited and its Subsidiaries permitted under the Parent Guarantee (as defined in the GSOP Credit Agreement).

         (l) Liens. GSOP shall not, or shall not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, create, incur, assume or suffer to exist any Lien upon any of its respective property, assets or revenues, whether now owned or hereafter acquired, except for:

                     (i) Liens for taxes, assessments, governmental charges, levies or claims not yet due or which are being contested in good faith by appropriate proceedings (excluding Liens arising under any Environmental Laws, Liens in favor of the Internal Revenue Service of the United States, the PBGC or any Plan), provided that adequate reserves with respect thereto are maintained on the books of GSOP or its Subsidiaries, as the case may be, in conformity with GAAP;

                     (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                     (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self insurance arrangements;

                     (iv) easements, rights-of-way, licenses, restrictions, encroachments and other similar encumbrances incurred in the ordinary course of the business of GSOP or any of its Subsidiaries or, with respect to any Tower, existing on the date of the Acquisition of such Tower, which, in the aggregate, do not materially (1) interfere with the ordinary conduct of the business of GSOP and any of its Subsidiaries, taken as a whole, or (2) impair the use or operations of the Tower Properties, taken as a whole;

                     (v) Liens created by lease agreements, statute or common law to secure the payments of rental amounts and other sums not yet due thereunder;

                     (vi) Liens on Leased Property created by an owner or lessor thereof;

                     (vii) Licenses, sublicenses, leases or subleases granted by GSOP or any of its Subsidiaries in the ordinary course of each of their respective businesses and not expressly prohibited by any provision of this Parent Guarantee or any other Loan Document and not materially interfering with the conduct of the business of GSOP or any of its Subsidiaries;

                     (viii) Liens created pursuant to the Security Documents;

                     (ix) Liens in the ordinary course of business on (i) cash to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders or (ii) escrow deposits in connection with Acquisitions by GSOP and/or any of its Subsidiaries permitted under any Finance Agreement which secure an amount not to exceed at any time $12,000,000 in the aggregate;

                     (x) Liens on Indebtedness of Pinnacle Towers Limited and its Subsidiaries permitted pursuant to Section 11(k)(ix);

                     (xi) Liens securing the payment of judgments which do not result in an Event of Default and which are being appealed and contested in good faith, have been adequately bonded pending such appeal and with respect to which enforcement has been stayed; and

                     (xii) Liens securing the payment of any Carl Lewis Indebtedness.

         (m) Limitation on Distributions.

                     (i) GSOP shall not, or shall not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, make any distribution on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of GSOP or any of such Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of GSOP or a Subsidiary thereof, except, (A) distributions in cash or other property to the extent required to satisfy the REIT Distribution Requirement, and,
         (B) so long as no Event of Default then exists or would result therefrom, (1) equity distributions as consideration for the transactions contemplated by Section 11(g) and Section 11(h), (2) in addition to and without duplication of dividends paid under clause
         (A) of this Section, ordinary quarterly dividends to the holders of the Capital Stock of GSOP or any of its Subsidiaries in an amount reasonably comparable to ordinary quarterly dividends customarily declared (including increases in such dividends consistent, in terms of the percentage of such increase, with past practices) by the Board of Directors of Global Signal, and (3) distributions of cash to the extent necessary to pay the ordinary operating expenses of Global Signal, provided that the aggregate amount of such distributions made pursuant to this subclause (3) from the Closing Date shall not exceed $2,000,000; and

                     (ii) GSOP shall not enter into any derivative or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating GSOP or any Subsidiary (other than Excluded Subsidiaries) thereof to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock;

         (all such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions, and all such transactions with any Derivatives Counterparties, all as described in subsections (i) and (ii) above, being herein called "Restricted Payments").

         12. Global Signal Effectiveness. This Parent Guarantee shall not be effective as to Global Signal until the Global Signal Guarantee Date referenced in Section 6.13 of the Credit Agreement. Upon the Global Signal Guarantee Date, this Parent Guarantee shall be effective as to Global Signal as an original signatory hereto.

         13. GSOP Effectiveness. This Parent Guarantee shall be effective against Global Signal Operating Partnership. L.P. as of the date hereof, without regard to the occurrence of the Global Signal Guarantee Date, or the failure of Global Signal to execute and deliver this Parent Guarantee prior to the Global Signal Guarantee Date.

         14. Notices. All notices, requests and demands to or upon the Collateral Agent or any Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand, (2) if given by mail, three Business Days after being deposited in the mails by certified mail, return receipt requested or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

         (a) if to the Collateral Agent, at its address or transmission number for notices provided in Section 10.2 of the Credit Agreement; and

         (b) if to a Guarantor, at its address or transmission number for notices set forth under its signature below.

         The Collateral Agent and any Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

         15. Severability. Any provision of this Parent Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16. Integration. This Parent Guarantee represents the agreement of the Guarantors with respect to the subject matter hereof and there are no promises or representations by the Collateral Agent relative to the subject matter hereof not reflected herein.

         17. Amendments in Writing; No Waiver; Cumulative Remedies.

         (a) None of the terms or provisions of this Parent Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Collateral Agent; provided that any provision of this Parent Guarantee may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent.

         (b) The Collateral Agent shall not by any act (except by a written instrument pursuant to Section 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion.

         The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         18. Section Headings. The section headings used in this Parent Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         19. Successors and Assigns. This Parent Guarantee shall be binding upon the successors and assigns of the Guarantors and shall inure to the benefit of the Collateral Agent, the Administrative Agent, the Lenders and their respective successors and assigns.

         20. GOVERNING LAW. THIS PARENT GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         21. Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Parent Guarantee, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth under its signature below or at such other address of which the Collateral Agent shall have been notified pursuant hereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         22. Acknowledgments. Each Guarantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Parent Guarantee;

         (b) neither the Collateral Agent, the Administrative Agent, nor any Lender have any fiduciary relationship with or duty to such Guarantor arising out of or in connection with this Parent Guarantee or the other Loan Documents, and the relationship between the Guarantors, the Borrower and the other Loan Parties, on one hand, and Collateral Agent, the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by any other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors, the Borrower, any of the other Loan Parties, the Collateral Agent, the Administrative Agent or the Lenders.

         23. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PARENT GUARANTEE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, each of the undersigned has caused this Parent Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                           [SIGNATURE PAGES FOLLOW]

                               GLOBAL SIGNAL OPERATING PARTNERSHIP, L.P.,
                                 as Guarantor

                                 by: Global Signal GP LLC,
                                     its General Partner


                               By: /s/ Ronald G. Bizick
                                   -----------------------------------
                                   Name:  Ronald G. Bizick
                                   Title: Executive Vice President


                               Address for Notices:
                               --------------------

                                   301 North Cattlemen Road, Suite 300
                                   Sarasota, FL  34232
                                   Attention:  William Freeman
                                   with a copy to: General Counsel
                                   Phone: (941) 308-5980
                                   Fax:   (941) 308-4250

                               GLOBAL SIGNAL INC.,
                                 as Guarantor


                               By:
                                   ---------------------------------
                                   Name:  Ronald G. Bizick
                                   Title: Vice President of Corporate
                                   Development and Operations


                               Address for Notices:
                               --------------------

                                   301 North Cattlemen Road, Suite 300
                                   Sarasota, FL  34232
                                   Attention:  William Freeman
                                   with a copy to: General Counsel
                                   Phone: (941) 308-5980
                                   Fax:   (941) 308-4250

                               MORGAN STANLEY ASSET FUNDING INC.,
                                 as Collateral Agent


                               By: /s/ Barbara Isaacman
                                   -------------------------------------
                                   Name:  Barbara Isaacman
                                   Title: VP


                               Address for Notices:
                               --------------------

                                   1221 Avenue of the Americas
                                   New York, NY 10020
                                   Attention: Christian B. Malone
                                   Fax: (212) 507-4125